EXHIBIT 16.1

September 1, 2009

Securities and Exchange Commission

100 F Street, N.W.

Washington, DC 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Cicero Inc.’s Form 8-K dated September 1, 2009, and have the following comments:

1.

We agree with the statements made in the first, third, fourth and seventh paragraphs.

2.

We have no basis on which to agree or disagree with the statements made in the second, fifth and sixth paragraphs.

Very truly yours,

/s/ Margolis & Company P.C.

Margolis & Company P.C.